EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission File Nos. 33-58653, 33-30549, 33-03169, 33-49422, 333-107065, 333-107668, 333-127647 and 333-134919) of Hartmarx Corporation of our report dated February 7, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois

February 9, 2007